                                                                   Exhibit 10.09

                           Asset Purchase Agreement

PURCHASE OF ASSETS................................................................  1

     1.1.    Transfer of Assets...................................................  1
             ------------------
     1.2     Excluded Assets......................................................  4
             ---------------

ASSUMPTION OF OBLIGATIONS.........................................................  5

     2.1     Assumption of Obligations............................................  5
             -------------------------
     2.2     Retained Liabilities.................................................  6
             --------------------

CONSIDERATION.....................................................................  8

     3.1     Delivery of Consideration............................................  8
             --------------------------
     3.2     Allocation of Consideration..........................................  8
             --------------------------
     3.3     Allocations and Prorations...........................................  9
             --------------------------

CLOSING........................................................................... 11

     4.1.    Closing.............................................................. 11
             -------

GOVERNMENTAL CONSENTS............................................................. 11

     5.1     FCC Consent.......................................................... 11
             -----------
     5.2     FCC Applications..................................................... 12
             ----------------

REPRESENTATIONS AND WARRANTIES OF SELLER.......................................... 12

     6.1     Representations and Warranties of Seller............................. 12
             ---------------------------------------

             6.1.1   Organization, Good Standing, Etc............................. 12
                     --------------------------------
             6.1.2   Authority.................................................... 13
                     ---------
             6.1.3   Financial Statements......................................... 13
                     --------------------
             6.1.4   Absence of Undisclosed Liabilities........................... 14
                     ----------------------------------
             6.1.5   Compliance with Applicable Laws; FCC Matters................. 14
                     --------------------------------------------
             6.1.6   Litigation................................................... 16
                     ----------
             6.1.7   Insurance.................................................... 17
                     ---------
             6.1.8.  Real Estate.................................................. 17
                     -----------
             6.1.9   Personal Property............................................ 19
                     -----------------
             6.1.10  Liens and Encumbrances....................................... 19
                     ----------------------
             6.1.11  Environmental Matters........................................ 20
                     ---------------------
             6.1.12  Taxes........................................................ 21
                     -----
             6.1.13  Personnel.................................................... 23
                     ---------

               6.1.14  Contracts................................................  24
                       ---------
               6.1.15  ERISA Compliance.........................................  24
                       ----------------
               6.1.16  Labor....................................................  24
                       -----
               6.1.17  Patents, Trademarks, Etc.................................  25
                       ------------------------

                       6.1.18  Absence of Certain Changes or Events.............  25
                               ------------------------------------

               6.1.19  Broker, Commission or Finder's Fees......................  26
                       -----------------------------------
               6.1.20  Full Disclosure..........................................  26
                       ---------------
               6.1.21  Sellers' Financial Condition.............................  26
                       ----------------------------

REPRESENTATIONS AND WARRANTIES OF BUYER.........................................  27

     7.1       Organization and Standing........................................  27
               --------------------------
     7.2       Authorization and Binding Obligation.............................  27
               ------------------------------------
     7.3       Qualification....................................................  27
               -------------
     7.4       Absence of Conflicting Agreements or Required Consents...........  28
               ------------------------------------------------------
     7.5       Litigation: Compliance with Law..................................  28
               -------------------------------
     7.6       Broker, Commission or Finder's Fees..............................  28
               -----------------------------------
     7.7       Full Disclosure..................................................  28
               ---------------

COVENANTS OF SELLER.............................................................  29

     8.1       Conduct of Stations Prior to the Closing Date:...................  29
               ---------------------------------------------
     8.2       Buyer Access.....................................................  31
               ------------

               8.2.1   Interim Financial Statements.............................  32
                       ----------------------------

     8.3       Other Consents...................................................  32
               --------------
     8.4       No Inconsistent Action...........................................  32
               ----------------------
     8.5       Notification.....................................................  32
               ------------
     8.6       Updating of Schedules............................................  33
               ---------------------
     8.7       Enforcement of Agreements. [Intentionally Omitted]...............  33
               --------------------------
     8.8       FCC Filings......................................................  33
               -----------
     8.9       Updating of Information..........................................  33
               -----------------------
     8.10      Indemnification..................................................  33
               ---------------
     8.11      Asset Purchase Agreement.........................................  35
               ------------------------
     8.12      Title Insurance..................................................  35
               ---------------

COVENANTS OF BUYER..............................................................  35

     9.1       Notification.....................................................  35
               ------------
     9.2       No Inconsistent Action...........................................  35
               ----------------------
     9.3       Post-Closing Access..............................................  35
               -------------------
     9.4       Other Consents...................................................  36
               --------------

JOINT COVENANTS...................................................................  36
     10.1    Confidentiality......................................................  36
             ---------------
     10.2    Cooperation..........................................................  37
             -----------
     10.3    Control of Stations..................................................  37
             -------------------
     10.4    Bulk Sales Laws......................................................  37
             ---------------
     10.5    Public Announcements.................................................  37
             --------------------
     10.6    HSR Act. [INTENTIONALLY OMITTED......................................  38
             -------
     10.7    Employee Matters.....................................................  38
             ----------------
     10.8    Condition of Real Estate.............................................  38
             ------------------------

CONDITIONS OF CLOSING BY BUYER....................................................  39

     11.1    Representations and Warranties.......................................  39
             ------------------------------
     11.2    Compliance with Agreement............................................  39
             -------------------------
     11.3    Third Party Consents and Approvals; Estoppel Certificates............  39
             ---------------------------------------------------------
     11.4    Closing Certificates.................................................  39
             --------------------
     11.5    Governmental Consents................................................  40
             ---------------------

             11.5.1  FCC..........................................................  40
                     ---
             11.5.2  HSR Act. [INTENTIONALLY OMITTED].............................  40
                     --------
             11.5.3  Other Consents...............................................  40
                     --------------

     11.6    Adverse Proceedings..................................................  40
             -------------------
     11.7    Closing Documents....................................................  40
             -----------------
     11.8    Material Adverse Change..............................................  40
             -----------------------
     11.9    Opinion of Counsel...................................................  41
             ------------------

CONDITIONS OF CLOSING BY SELLER...................................................  41

     12.1    Representations, Warranties and Covenants............................  41
             -----------------------------------------
     12.2    Compliance with Agreement............................................  41
             -------------------------

             12.2.1  Certifications, etc..........................................  41
                     -------------------

     12.3    Governmental Approval................................................  41
             ---------------------

             12.3.1 FCC...........................................................  41
                    ---
             12.3.2 HSR Act. [INTENTIONALLY OMITTED]..............................  41
                    --------
             12.3.3 Other Consents................................................  42
                    --------------

     12.4    Adverse Proceedings..................................................  42
             -------------------
     12.5    Closing Documents....................................................  42
             -----------------
     12.6    Opinion of Buyer's Counsel...........................................  42
             --------------------------

TRANSFER TAXES: FEES AND EXPENSES.................................................  42

     13.1    Expenses.............................................................  42
             --------
     13.2    Transfer Taxes and Similar Charges...................................  42
             ----------------------------------
     13.3    Governmental Filing or Grant Fees....................................  43
             ---------------------------------

ESCROW DEPOSIT, LIQUIDATED DAMAGES, SPECIFIC PERFORMANCE..........................  43

     14.1    Escrow Deposit.......................................................  43
             --------------
     14.2    Liquidated Damages...................................................  44
             ------------------
     14.3    Specific Performance.................................................  44
             --------------------

TERMINATION RIGHTS................................................................  45

     15.1    Termination..........................................................  45
             -----------

RISK OF LOSS......................................................................  46

     16.1    Risk of Loss.........................................................  46
             ------------

MISCELLANEOUS PROVISIONS..........................................................  47

     17.1    Survival of Representations and Warranties...........................  47
             ------------------------------------------
     17.2    Certain Interpretive Matters and Definitions.........................  48
             --------------------------------------------

             17.2.1  In General...................................................  48
                     ----------
             17.2.2  Affiliate....................................................  48
                     ---------
             17.2.3  Money........................................................  48
                     -----
             17.2.4  Knowledge....................................................  48
                     ---------

     17.3    Further Assurances...................................................  48
             ------------------
     17.4    Audited Financial Statements.........................................  49
             ----------------------------
     17.5    Assignment...........................................................  49
             ----------
     17.6    Amendments...........................................................  50
             ----------
     17.7    Headings.............................................................  50
             --------
     17.8    Governing Law........................................................  50
             -------------
     17.9    Notices..............................................................  51
             -------
     17.10   Barter and Trade.....................................................  52
             ----------------
     17.11   Schedules............................................................  52
             ---------
     17.12   Entire Agreement.....................................................  52
             ----------------
     17.13   Severability.........................................................  52
             ------------
     17.14   Counterparts.........................................................  53
             ------------
     17.15   Authority............................................................  53
             ---------

                           Asset Purchase Agreement

     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), is made this _____ day of February, 2000 by and between NextMedia Group, LLC, a Delaware limited liability company ("Buyer") and Hirsh Broadcasting Group, LP, a Delaware limited partnership ("Seller").

                             W I T N E S S E T H :

     WHEREAS, Seller owns certain assets used in connection with the operation of Radio Broadcast Stations WJYR (FM), WKZQ-AM, WKZQ-FM, and the construction permit for Station WAZG(AM), Myrtle Beach, South Carolina, (each a "Station" and collectively the "Stations"); and

     WHEREAS, Buyer desires to acquire from Seller and Seller desires to sell to Buyer substantially all of the assets owned by Seller, used in or useful to the operation of the Stations; and

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby agree as follows:

                              PURCHASE OF ASSETS
                              ------------------

      1.1. Transfer of Assets. On the terms and subject to the conditions hereof
           ------------------
and subject to Section 1.2, on the Closing Date (as hereinafter defined), Seller shall assign, transfer, convey and deliver to Buyer and Buyer shall acquire and assume from Seller, all of the right, title, ownership and interest of Seller in and to all of the following assets, properties, interests and rights of Seller (collectively the "Station Assets") free and clear of any and all liens, claims, judgments, or encumbrances other than Permitted Liens (as defined in Section 6.1.10):

           1.1.1 All of the Seller's rights in and to the licenses, permits and other authorizations issued to the Seller by any governmental authority, including those issued by the Federal

Communications Commission (the "FCC"), used in connection with the operation of the Stations, along with renewals or modifications of such items from the date hereof through the Closing Date, including but not limited to those listed in
Schedule 1.1.1 hereto (hereafter referred to as the "Station Licenses");

          1.1.2 All equipment, office furniture and fixtures, office materials and supplies, inventory, spare parts and all other tangible personal property of every kind and description, and Seller's rights therein, owned, leased or held by the Seller and used in or useful to the operations of the Stations, including but not limited to those items described or listed in Schedule 1.1.2 hereto, together with any replacements thereof, improvements or additions thereto made from the date hereof through the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date in the ordinary course of business of Seller;

          1.1.3 All of the Seller's rights in and under those contracts, agreements, leases and legally binding contractual rights of any kind, written or oral, relating to the operation of the Stations ("Contracts") that are listed in Schedule 1.1.3 hereto and (i) those Contracts entered into by Seller from the date hereof through the Closing Date in the ordinary course of the Seller's business, subject to Section 1.2.4, and Section 8.1; (ii) all Contracts for the sale of advertising time, subject to Section 8.1 hereto; and (iii) all Contracts for consideration other than cash, such as merchandise, services or promotional consideration ("Trade Agreements"), subject to Section 17.10 hereto.

          1.1.4 All of the Seller's rights in and to all processes, patents, trade secrets, trade dress, proprietary information, call letters, trademarks, trade names, service marks, franchises, public image, likeness, mascots, copyrights, (and all extensions, renewals, and termination rights) Internet domain names, including registrations and applications for registration of any of them, computer software programs and programming material of whatever form or nature, jingles, slogans, the Stations' logos and all other logos or licenses to use same and any and all other intangible property rights of Seller, which are used in connection with the operation of the Stations, including but not limited to those listed in
Schedule 1.1.4 hereto (collectively, the "Intellectual Property") together with any associated good will and any additions thereto between the date hereof and the Closing Date;

          1.1.5 All of the Seller's rights in and to all the files, documents, records, and books of account relating to the operation of the Stations or to the Station Assets, including, without limitation, each of the Stations' public files, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC, originals of all written Contracts to be assigned hereunder, logs, software programs and books and records relating to employees, financial, accounting, legal, operation and technical matters; but excluding records relating solely to any Excluded Asset (as hereinafter defined);

          1.1.6 All of the Seller's rights under manufacturers', distributors', wholesalers', retailers', and vendors' warranties relating to items included in the Station Assets and all similar rights derived from, for, and/or against any and all third parties relating to items included in the Station Assets;

          1.1.7 All real property owned by the Seller together with all appurtenant easements thereunto and all structures, fixtures and improvements located thereon used in connection with the Stations' operations as more fully described in Schedule 1.1.7 hereto, together with any additions thereto from the date hereof through the Closing Date (the "Owned Real Estate");

          1.1.8 All rights, entitlement, benefits and interests of the Seller under any and all of the leases of real property used in connection with the Stations' operations (the "Leased Real Estate") (collectively with the Owned Real Estate, the "Real Estate"), which Leased Real Estate is identified and described in Schedule 1.1.8;

          1.1.9 All such other assets, properties, interests and rights, whether real or personal, owned by the Seller that are used in connection with the business and operation of the Stations or that are located as of the Closing Date on the Real Estate, except Excluded Assets; and

          1.1.10 All of the Seller's rights in and to all claims and causes of action for any past infringement of any of the Intellectual Property, and any rights which may accrue between the date hereof and the Closing Date.

      1.2 Excluded Assets.    Notwithstanding anything to the contrary contained
          ---------------
herein, it is expressly understood and agreed that the Station Assets shall not include the following assets or any right, title or interest therein (the "Excluded Assets"):

          1.2.1 All cash, marketable securities, and cash equivalents of the Seller on hand and/or in banks;

          1.2.2   All accounts receivable or notes receivable of Seller.

          1.2.3 All tangible and intangible personal property of the Seller disposed of or consumed in the ordinary course of business of Seller between the date hereof and the Closing Date, as permitted hereunder;

          1.2.4 All Contracts that have terminated or expired on or prior to the Closing Date in the ordinary course of business of Seller;

          1.2.5 The Seller's corporate seals, minute books, charter, limited liability company, limited partnership, and/or partnership documents, corporate stock record books and such other books and records as pertain to the organization, existence, share capitalization or partnership interests of the Seller, and duplicate copies of such financial records as are necessary to enable the Seller to file its tax returns and reports as well as any other records or materials relating to the Seller generally;

          1.2.6 Contracts of insurance and all insurance proceeds or claims made by the Seller arising or related to the Station Assets prior to Closing (except to the extent made after the date hereof with respect to the Station Assets);

          1.2.7 The Employee Benefit Plans (as defined hereinafter) and the assets thereof;

          1.2.8 Any right to use the name "Hirsh Broadcasting" or any variation thereof;

          1.2.9 All contracts entered into before this Agreement and not listed in Schedule 1.1.3;

          1.2.10 Those specific assets identified on the Excluded Assets Schedule attached to this Agreement as Schedule 1.2.10;

          1.2.11 Except as described in Section 1.1.10, all of Seller's rights in and to all causes of action; and

          1.2.12  All tax refunds relating to the period prior to the Closing.

                                   ARTICLE 2

                           ASSUMPTION OF OBLIGATIONS
                           -------------------------

      2.1 Assumption of Obligations.  Subject to the provisions of this Section
          -------------------------
2.1 and Section 2.2, on the Closing Date, Buyer shall assume the obligations of the Seller arising or to be performed after the Closing Date under the Contracts referred to in Section 1.1.3 hereto in effect on the Closing Date, and all liabilities and obligations that arise from the ownership or operation of the Station Assets after the Closing Date. All of the foregoing liabilities and obligations shall be referred to herein collectively as the "Assumed Liabilities."

      2.2  Retained Liabilities.  Notwithstanding anything contained in this
           --------------------
Agreement to the contrary, Buyer does not assume nor agree to pay, satisfy, discharge or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the execution of this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability or obligation of the Seller other than the Assumed Liabilities, including any of the following liabilities or obligations of the Seller (the "Retained Liabilities"):

           2.2.1 All obligations or liabilities of the Seller or any predecessor or Affiliate of the Seller which relate to any of the Excluded Assets;

           2.2.2 Other than taxes expressly allocated pursuant to other provisions of this Agreement, tax judgments, assessments or liabilities of any and all kinds (federal, state, local, and foreign) of Seller including, without limitation, any liabilities for taxes on or measured by income, liabilities for withheld federal and state income taxes and employee F.I.C.A. (Federal Insurance Contribution Act) or employer F.I.C.A., unemployment compensation, and liabilities for income taxes arising as a result of the transfer of the Station Assets or otherwise by virtue of the consummation of the transactions contemplated hereby;

           2.2.3 All liabilities or obligations of the Seller owed to any of its Affiliates (as hereinafter defined);

          2.2.4 All liabilities or obligations arising out of any breach by the Seller or a predecessor or Affiliate of the Seller of any of the terms or conditions of any provision of any Real Estate Deed, Lease or Contract;

          2.2.5 All liabilities and obligations of the Seller or a predecessor or Affiliate of the Seller resulting from, caused by or arising out of, any violation of law, including but not limited to any statute, regulation, ordinance, decree, or judgment;

          2.2.6 Any claims, liabilities, judgments, settlements, consents, orders, decrees and obligations of any Seller as an employer, including, without limitation, liabilities for wages, supplemental unemployment benefits, labor claims, EEOC claims, vacation benefits, severance benefits, retirement benefits, ERISA benefits or claims, COBRA benefits, FAMLA benefits, WARN obligations and liabilities, or any other employee benefits, withholding tax liabilities, workers' compensation, or unemployment compensation benefits or premiums, hospitalization or medical claims, occupational disease or disability claims, or other claims attributable in whole or in part to employment or termination by the Seller or arising out of any labor matter involving the Seller as an employer, and any claims, liabilities and obligations arising from or relating to the Employee Benefit Plans;

          2.2.7 Any claims, liabilities, settlements, judgments, proceedings, executions, losses, damages, or expenses relating to any litigation, claim, action, suit proceeding, or investigation of any nature arising out of the operations of any of the Stations on or prior to the Closing Date including, without limitation, any claims against or any liabilities for personal injury to or death of persons or damage to or destruction of property, any workers' compensation claims, and any warranty claims;

          2.2.8 Except as provided in Section 3.3, any accounts payable, other indebtedness, obligations or accrued liabilities of the Seller;

          2.2.9 Any liabilities or obligations resulting from the failure to comply with or imposed pursuant to any environmental protection, health, or safety laws or regulations or resulting from the generation, storage, treatment, transportation, handling, disposal, release of hazardous substances, solid wastes, and liquid and gaseous matters by the Seller and by any other person in relation to Seller or the Stations, including, without limitation, any liability or obligation for cleaning up waste disposal sites from or related to acts or omissions on or prior to the Closing Date; and

          2.2.10 Any fees and expenses incurred by Seller in connection with negotiating, preparing, closing, performing, complying with, and carrying out this Agreement and the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of Seller's attorneys, accountants, investigators, auditors, consultants and brokers.

                                   ARTICLE 3

                                 CONSIDERATION
                                 -------------

      3.1 Delivery of Consideration.  In exchange for the Station Assets, in
          -------------------------
addition to the assumption of certain obligations of Seller pursuant to Section
2.1 above, Buyer shall, subject to Articles 11 and 12 hereof, at the Closing (as hereinafter defined) deliver to Seller: Twelve Million Dollars ($12,000,000.00) US (subject to adjustment, the "Purchase Price"); by wire transfer of immediately available funds, adjusted pursuant to the provisions of Section 3.3, and by the One Hundred Twenty Five Thousand Dollars ($125,000.00) US Holdback Amount required by Section 8.10, below.

      3.2 Allocation of Consideration.  Within sixty (60) days after the
          ---------------------------
execution of this

Agreement, Seller and Buyer shall negotiate in good faith an allocation of the total consideration among the Station Assets (the "Allocation"). If the Allocation is not agreed upon within thirty (30) days, Buyer will order an appraisal of the Station Assets from Broadcast Investments Analysts ("BIA") and BIA will determine the Allocation. The appraisal, if required, shall be provided to Seller within forty five (45) days after it is ordered. Buyer and Seller agree to prepare and file all income tax returns (including, if applicable, Form
8594) in a manner consistent with the Allocation and will not in connection with the filing of such returns make any allocation that is contrary to the Allocation. Buyer and Seller agree to consult with each other with respect to all issues related to the Allocation in connection with any tax audits, controversy or litigation. The fees for BIA shall be borne equally by Buyer and Seller.

      3.3 Allocations and Prorations.
          --------------------------

          3.3.1 The operation of the Stations and the income and expenses attributable thereto through 11:59 p.m. on the Closing Date (the "Effective Time") shall be for the account of Seller and thereafter shall be for the account of Buyer. Expenses for goods and services received both before and after the Effective Time, utilities charges, ad valorem, real estate, property and other taxes (other than income taxes, which shall be Seller's sole responsibility for all taxable periods ending prior to and including the Closing Date, and those taxes arising from the sale and transfer of the Station Assets, which shall be paid as set forth in Section 13.2), income and expenses under the Contracts (other than Trade Agreements), prepaid expenses, music and other license fees (including any retroactive adjustments thereof), wages, salaries, and other employee benefit expenses (whether such wages, salaries or benefits are current or deferred expenses) (including, without limitation, liabilities accrued up to the Effective Time for bonuses, commissions, vacation pay, payroll taxes, workers' compensation and social security taxes) and rents and similar prepaid and deferred items shall be prorated between Seller and Buyer in accordance with the foregoing. Notwithstanding the foregoing, no proration shall be made with respect to (i) severance or sick leave with respect to any employee or (ii) any prepaid expense or other deferred item unless Buyer will receive a benefit in respect of such prepayment or deferral after the Effective Time. For purposes of this Section 3.3.1, ad valorem and other real estate taxes shall be apportioned on the basis of the taxes assessed for the most recently completed calendar year, with a reapportionment as promptly as practicable after the tax rates and real property valuations for the calendar year in which the Closing occurs can be ascertained. In addition, Buyer shall be entitled to a credit in this proration process for the amount of any taxes (or other governmental charges) that are due and payable by Seller, but are being contested by Seller in good faith in appropriate proceedings and are secured by liens on the Station Assets that have not been removed as of or before the Closing (but once such amounts are finally determined, Buyer shall use such credit to remove such liens and return to Seller the excess of (i) the amount of such credit minus (ii) the amount of such taxes or other governmental charges as finally determined, or Seller shall pay to Buyer the deficiency, as appropriate).

          3.3.2   Allocation and proration of the items set forth in Subsection
3.3.1 above shall be made by Buyer and a statement thereof given to Seller within thirty (30) days after the Closing Date. Seller shall give written notice of any objection thereto within twenty (20) business days after delivery of such statement, detailing the reason for such objection and stating the amount of the proposed final allocation and proration. In the event of any dispute between the parties as to adjustments, the amounts not in dispute shall be paid and the amounts in dispute shall be placed in an escrow account and shall be released within five (5) days of the resolution of such dispute by an independent certified public accountant mutually acceptable to the parties. The accountant's resolution of the dispute shall he final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. The fees and expenses of such accountant shall be paid one-half (1/2)by Seller and one-half (1/2) by Buyer.

                                   ARTICLE 4

                                    CLOSING
                                    -------

      4.1.  Closing.  The consummation of the transactions contemplated herein
            -------
(the "Closing") shall occur, except as otherwise mutually agreed upon by Buyer and Seller, (i) within ten (10) business days after the FCC Consents (as hereinafter defined) to the assignment of all of the Station Licenses have become Final Orders (as hereinafter defined), or (ii) at such later date that all other terms and conditions as set forth in Articles 11 and 12 have been satisfied, or (iii) such other date as may be mutually agreed to by the parties ("Closing Date"). For purposes of the Agreement, "Final Order" means action by the FCC granting an application contemplated by this Agreement which is not reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which action no timely request for stay, petition for rehearing, or reconsideration, application for review or appeal is pending, and as to which the time for filing any such request, petition or appeal or reconsideration by the FCC on its own motion has expired. The Closing shall be held in Myrtle Beach, South Carolina, or at such place as the parties hereto may agree.

                                   ARTICLE 5

                             GOVERNMENTAL CONSENTS
                             ---------------------

      5.1   FCC Consent.   It is specifically understood and agreed by Buyer and
            -----------
Seller that the Closing and the assignments of the Station Licenses and the transfer of the Station Assets are expressly conditioned upon and are subject to the prior consent and approval of, the FCC ("FCC Consent").

      5.2 FCC Applications.   Within ten (10) business days after the execution
          ----------------
of this Agreement, Buyer and Seller shall file applications with the FCC for the FCC Consent ("FCC Applications"). Buyer and Seller shall prosecute the FCC Applications with all reasonable diligence and otherwise use their best efforts to obtain the FCC Consent as expeditiously as practicable.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

      6.1 Representations and Warranties of Seller.     The Seller represents
          ----------------------------------------
and warrants to the Buyer the following:

          6.1.1   Organization, Good Standing, Etc. (i) The Seller is a limited
                  --------------------------------
partnership duly organized and validly existing under the laws of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

                  (ii) The Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller, its officers, directors, shareholders, and/or partners (whether general or limited). This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

          6.1.2   Authority.  Assuming the consents contemplated by Sections
                  ---------
6.1.2 and 6.1.14 are obtained, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with or result in any breach or default of any provision of the organizational documents of the Seller, (ii) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice, lapse of time, right to cure, or all of the foregoing) under, or permit the suspension or termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of the sale of the Station Assets or otherwise) any material obligation, covenant, term, condition, or result in the loss of any material benefit, or give rise to the creation of any material lien, charge, security interest, judgment, claim or encumbrance upon any of the properties or assets of the Seller or any of its subsidiaries or Affiliates under any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture or deed of trust, promissory note, security agreement, chattel mortgage, debt, or any material license, lease, agreement or other material instrument or obligation to which any of them is a party or by which they or any of their properties or assets may be bound or affected, or (iii) violate any order, writ, judgment, injunction, decree, statute, rule, ordinance or regulation of any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") applicable to the Seller or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby, except for consents of the FCC to the assignments of the Station Licenses (as defined in Section 1.1.1).

          6.1.3   Financial Statements. Seller has previously provided Buyer the
                  --------------------
most recent
copies of the Stations' audited balance sheets, and the related income statements and pro forma broadcast cash flow analyses and the internally prepared financial statements including income statements and pro forma broadcast cash flow analyses (such financial statements collectively being referred to as the "Seller Financial Statements"). The Seller Financial Statements were prepared in the ordinary course of business on a consistent basis throughout the periods covered thereby and present fairly, in all material respects, the consolidated financial position, results of operations and changes in cash flow of the Stations as of such dates and for the periods then ended (subject, in the case of the unaudited Seller Financial Statements, to the absence of notes and to normal, recurring adjustments that would not be material in the aggregate).

          6.1.4   Absence of Undisclosed Liabilities.  To Seller's knowledge,
                  ----------------------------------
there are no material liabilities of any kind whatsoever with respect to any of the Stations (whether absolute, vested, matured, in arrears, accrued, contingent or otherwise, and whether due or to become due), other than the liabilities and obligations (i) provided for or reserved against in the Seller Financial Statements or (ii) arising in the ordinary course of business after the date of the latest audited balance sheet pertaining to the Stations and consistent with past experience.

          6.1.5   Compliance with Applicable Laws; FCC Matters.  (i) Except as
                  --------------------------------------------
permitted or contemplated hereby, to Seller's best knowledge, the operations of the Stations have been and now are being conducted in substantial compliance with each law, ordinance, regulation, judgment, decree, injunction, rule or order of the FCC or any other Governmental Entity binding on the Seller, the Stations or their respective properties or assets. No investigation or review by any Governmental Entity with respect to the Seller or any of the Stations is pending or, to the Seller's knowledge, is threatened. Without limiting the generality of the foregoing and with respect to the Stations, the

Stations comply in all material respects with the Communications Act of 1934, as amended (the "Communications Act"), all rules, regulations and written policies of the FCC thereunder, all obligations with respect to equal opportunity under applicable law, and all rules and regulations of the FCC and the Federal Aviation Administration applicable to the towers used by the Stations (including all rules regulating hazards to air navigation, registration of radio towers, and exposure of humans to non-ionizing radio frequency radiation). In addition, Seller has duly and timely filed, or caused to be filed, with the appropriate Governmental Entities all applications, reports, statements, fees, documents, registrations, filings or submissions with respect to the operations of the Stations and the ownership thereof, including, without limitation, applications for renewal of authority required by applicable law to be filed. All such filings complied in all material respects with applicable laws when made, and no material deficiencies have been asserted with respect to any such filings. To Seller's knowledge, all the material required by 47 C.F.R. (S) 73.3526 to be kept in the public inspection files of the Stations is in such files. Seller has no knowledge of any fact or circumstance relating to the Seller or any of the Stations arising from noncompliance with the Communications Act, or the rules, regulations or written policies of the FCC in effect on the date of this Agreement that could reasonably be expected to (a) disqualify Seller from assigning the Station Licenses to the Buyer or (b) prevent or delay the consummation by Seller of the transactions contemplated by this Agreement.

          (ii) Schedule 1.1.1 lists (a) all licenses, permits and other authorizations (including all STL licenses and construction permits) issued by the FCC relating to the Stations as of the date of this Agreement and (b) all licenses, permits, or authorizations issued by any other Governmental Entities which are material to the operations of the Stations as of the date of this Agreement. Such licenses, permits and authorizations, and all applications for modification, extension or renewal thereof or for new licenses, permits, permissions or authorizations that would be material to the operations of the Stations, are collectively referred to herein as the Station Licenses (as further defined in Section 1.1.1), each of which is in full force and effect. The Stations have been operated in all material respects in accordance with the terms of the Station Licenses. Except for proceedings affecting the radio broadcast industry generally, there are no proceedings pending or, to the Seller's knowledge, threatened with respect to ownership or operation of any of the Stations which reasonably may be expected to result in the revocation, material adverse modification, non-renewal or suspension of any of the Station Licenses, the denial of any pending applications for the Station Licenses, the issuance of any cease and desist order, or the imposition of any administrative actions by the FCC or any other Governmental Entity with respect to the Station Licenses, or which reasonably may be expected to adversely affect any Station's ability to operate as currently operated or the Buyer's ability to obtain assignment of the Station Licenses. With the exception of operations pursuant to any existing STAs set out in Schedule 1.1.1 hereto, and with the further exception of such temporary reduced power operations as are necessary for routine maintenance, the Stations operate in conformity with the Station Licenses and within the operating power tolerances specified in 47 C.F.R. (S) 73.1560(b). No other broadcast station or radio communications facility is causing interference to the Stations' transmissions beyond that which is allowed by FCC rules and regulations.

          6.1.6  Litigation.  There is (i) no action, suit, litigation, inquiry,
                 ----------
judicial or administrative proceeding, or arbitration pending or, to the knowledge of Seller, threatened against the Seller or any of the Stations or any of their respective properties or assets by or before any arbitrator or Governmental Entity nor are there any investigations relating to Seller or any of the

Stations or any of their respective properties or assets pending or threatened by or before any arbitrator or Governmental Entity; (ii) no judgment, settlement, order, decree, injunction, or order of any Governmental Entity or arbitrator outstanding against the Seller or any of the Stations or any of their respective properties or assets and; (iii) no action, suit, litigation, inquiry, claim, judicial or administrative proceeding pending or threatened against the Seller or any of the Stations by a third party relating to the Seller or the Station Assets or any of the transactions contemplated by this Agreement.

          6.1.7   Insurance.  Schedule 6.1.7 includes copies of all fire,
                  ---------
liability and other policies of insurance and all fidelity bonds held by or applicable to the Stations setting forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage and annual premium. No event or claim has occurred, including, without limitation, the failure to give any notice or information, or the delivery of any inaccurate or erroneous notice or information, or any reservation of rights, which limits or impairs the rights of the insured parties under any such insurance policies. Seller shall cause comparable policies of insurance to remain in effect for acts, omissions and events occurring on or prior to the Closing Date.

          6.1.8.  Real Estate.
                  -----------

     (i) Schedule 1.1.7 accurately lists and describes all of the Owned Real Estate held or used by the Stations. Seller possesses good and marketable fee simple title, insurable at standard rates, to all of the Owned Real Estate (including the improvements thereon), free and clear of all liens, mortgages, pledges, covenants, judgments, foreclosure, condemnation, eminent domain, possession or eviction proceedings, easements, restrictions, encroachments, leases, charges and other claims and encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber, water or other rights or interests, except for Permitted Liens.

     (ii) Schedule 1.1.8 accurately lists and describes all of the Leased Real Estate held or used in the operation of the Stations. Each lease of real property pertaining to the Leased Real Estate (a "Real Estate Lease") is in full force and effect and is binding and enforceable in accordance with its terms. The Seller has timely performed its obligations under the Real Estate Leases. There is no default or claim of default or breach against the Seller or any other party to the Real Estate Leases, or any event or circumstance that, with the passage of time or the giving of notice or both, would result in (x) a default by the Seller or (y) to the best of Seller's knowledge, a default by any other party to the Real Estate Leases. No notice of termination, foreclosure, eviction, or possession, condemnation or eminent domain, has been issued with respect to any Real Estate Lease. The Real Estate Leases are assignable to Buyer on the same terms and conditions as Seller now enjoy under the Real Estate Leases.

     (iii) With the exception of access rights of tower tenants, no persons or entities other than the Seller possess or shall possess any interest in the Real Estate, apart from Permitted liens.

     (iv) The buildings (or portions thereof), improvements and fixtures in the Real Estate are suitable for their intended use.

     (v) There are no pending or, to the best of Seller's knowledge, any threatened foreclosure, eviction, possession, condemnation or eminent domain proceedings that may have an adverse affect on Buyer's use of the Real Estate for the operation of the Stations.

     (vi) Seller possesses valid contractual rights to use adequate routes of ingress and egress to, from and over all of the Real Estate necessary to operate the Stations.

     (vii) To the best of Seller's knowledge, no utility lines serving the Stations pass over the lands of others, except where appropriate easements or licenses have been obtained.

     (viii) No improvement on any of the Real Estate encroaches upon the adjacent real property of any other person or entity.

             6.1.9   Personal Property. Schedule 1.1.2 hereto contains a list of
                     -----------------
all material tangible personal property and assets owned or held by Seller and used in the conduct of the business and operations of the Stations (other than Real Estate, which is addressed in the foregoing Section 6.1.8). Seller owns and possesses good and marketable title to all property referred to in the immediately preceding sentence and none of such property is subject to any Liens, other than Permitted Liens. The tangible personal property and fixtures owned or used or to be acquired by Seller, and necessary for the operation of the Stations, are in good operating condition (subject to normal wear and tear) and are sufficient to permit the conduct of the business of the Stations in compliance with FCC rules and regulations. At Closing, Seller shall own or hold under valid leases all of the tangible personal property listed in Schedule
1.1.2 and this shall include all of the tangible personal property and fixtures
necessary to conduct the business of the Stations as presently conducted.   The
Station Assets to be transferred hereunder constitute all of the assets, rights and properties that are required for the operation of the Stations in compliance with FCC rules and regulations and as they are now operated.

             6.1.10  Liens and Encumbrances.  All of Seller's  properties and
                     ----------------------
assets relating to the Stations, including leases, are free and clear of all liens, pledges, claims, orders, security interests, writs, judgments, restrictions, mortgages (real or personal), tenancies and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens, options or encumbrances of any kind (collectively, "Liens") except (i) statutory Liens securing payments not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (ii) Liens for taxes not yet delinquent, (iii) Liens securing indebtedness, all of which Liens will be fully discharged by Seller at the Closing upon repayment of all amounts due and owing, (iv) Liens incurred in the usual and normal conduct of the business of the Stations, which in the aggregate do not materially detract from the value or materially impair the present and continued use of the properties or assets subject thereto, (v) Liens on leases arising from the provisions of such leases, and (vi) zoning ordinances (the Liens referred to in clauses (i) through (vi) being "Permitted Liens").

           6.1.11   Environmental Matters.  On the date of this Agreement:
                    ---------------------

                    (i) To Seller's knowledge, the Real Estate used in connection with the Stations and the operations thereon is, and with respect to any predecessor or prior owner, operator or lessee (each a "Predecessor") has been, in substantial compliance with all applicable federal, state and local statutes, codes, rules, ordinances or regulations as well as common law decisions relating to the environment, natural resources and public or employee health and safety ("Environmental Laws");

                    (ii) No judicial or administrative proceedings are pending or, to the Seller's knowledge, threatened against the Seller, or any of the Real Estate used in connection with the Stations alleging the violation of or seeking to impose liability pursuant to any Environmental Law. No notice or claim from any Governmental Entity or other person has been given to Seller claiming violation of or alleging any liability under remediation of any Environmental Laws in connection with any of the Real Estate used in connection with the Stations or operations thereon;

                    (iii) To Seller's knowledge, there are no facts, circumstances or conditions on the Real Estate or the operations thereon used in connection with the Stations or the operations thereon that are reasonably likely to give rise to an environmental claim or result in Environmental Costs and Liabilities;

                    (iv) To Seller's knowledge, all substances, materials or waste that are regulated by federal, state or local government, as well as any petroleum or petroleum derived product, used or generated by Seller or by any Predecessor in connection with the Real Estate used in connection with the Stations ("Hazardous Substances"), have been stored, used, treated, and disposed of by such persons or on their behalf in such manner as not to result in any material Environmental Costs or Liabilities. "Environmental Costs and Liabilities" means any losses, including environmental remediation costs, clean up funds, liabilities, obligations, damages, fines, penalties or judgments, arising from or under any Environmental Law or order of or agreement with any Governmental Entity or other person;

                    (v) To Seller's knowledge, there are not now, nor have there been in the past, on, in or under any Real Estate used in connection with the Stations when owned, leased or operated by Seller or, when owned, leased or operated by any Predecessor, any of the following: any (w) underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Substances, (x) asbestos containing materials, (y) polychlorinated biphenyls or
(z) radioactive substances; and

                    (vi) The Stations' operations do not have a significant environmental impact, as defined by 47 C.F.R. (S) 1.1307.

          6.1.12    Taxes. (i) All Tax Returns (as defined in subsection (vii)
                    -----
below) that are
required to be filed on or before the execution of this Agreement by Seller have been duly filed on a timely basis under the statutes, rules and regulations of each applicable jurisdiction. All such Tax Returns are complete and accurate. All Taxes, whether or not reflected on the Tax Returns, which are due with respect to the Seller and any of its Affiliates have been timely paid by the Seller and/or any such Affiliates, whether or not such Taxes are disputed. For the purposes of this Section 6.1.12 only, Affiliates shall mean any entity that files a consolidated tax return with the Seller.

                    (ii) No claim, judgment, lien, settlement, writ, or order for assessment or collection of Taxes has been asserted against the Seller or any Affiliates. None of the Seller's nor any of the Seller's Affiliates is a party to any pending audit, action, suit, claim, litigation, proceeding or investigation by any Governmental Entity for the assessment or collection of Taxes, nor does the Seller or any Affiliate have knowledge of any threatened audit, suit, claim, litigation, action, proceeding or investigation.

                    (iii) None of the Seller's nor any of Seller's Affiliates has waived or extended any statutes of limitation for the assessment or collection of Taxes. No claim has ever been made by a Governmental Entity in a jurisdiction where the Seller or any Affiliate does not currently file Tax Returns that the Seller or its Affiliates is or may be subject to taxation by that jurisdiction. Nor is the Seller or any of its Affiliates aware that any such assertion of tax jurisdiction is pending or threatened. No Liens, other than Permitted Liens (whether filed or arising by operation of law) have been imposed upon or asserted against any of the assets of any of the Stations as a result of or in connection with any failure, or alleged failure to pay any Tax.

                    (iv) The Seller has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party or entity.

                    (v) the Seller is not a foreign person or entity within the meaning of Section 1445 of the Internal Revenue Code (the "Code").

                    (vi)  No payment described in this Agreement is subject to
Section 280G of the Code.

                    (vii) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local, or foreign income, payroll, Medicare, Medicaid, withholding, unemployment insurance, social security, FICA, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, duty, document, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), other tax, charge, fee, levy or assessment of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

          6.1.13    Personnel. Seller has provided Buyer with a complete and
                    ---------
correct list as of February 1, 2000 of the names, positions, and location of all employees or other Station and broadcast personnel (whether employees or independent contractors or employees of a time broker) of the Stations, which sets forth the current salaries of all such employees and the other compensation arrangements with all General Managers, Station Managers, General Sales Managers, Local Sales Managers, National Sales Managers, Program Directors, Business Managers and Traffic Managers (collectively, "Station Management") and all on-the-air broadcast personnel of the Stations and indicates which of those employees, Station Management or on-the-air broadcast personnel is a party to an employment or consulting or similar contract with that is not terminable upon notice of 60 days or less without additional cost to the employer.

          6.1.14    Contracts The Contracts are the only contractual agreements
                    ---------
necessary to carry out the business and operations of the Stations as currently conducted. Each Contract with respect to the Stations is a valid and binding obligation of Seller, and is in full force and effect. Seller and each other party to such Contract with respect to the Stations have performed in all material respects the obligations required to be performed by them and are not (with or without lapse of time or the giving of notice, right to cure, or both) in material breach or default thereunder. Schedule 1.1.3 identifies, as to each Contract with respect to the Stations listed thereon, whether the consent of the other party thereto is required in order for such Contract to continue in full force and effect upon the consummation of the transactions contemplated hereby.

          6.1.15    ERISA Compliance. Neither the Seller nor any other trades or
                    ----------------
businesses under common control within the meaning of Section 4001(b)(1) of ERISA (collectively, the "ERISA Group") has contributed or been obligated to contribute to any "multi employer plan" as such term is defined in Section 3(37) or Section 4001 (a)(3) of ERISA. Included are written lists of all "employee benefit plans" within the meaning of Section 3(3) of ERISA and bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding providing benefits to any present or former employee or contractor of the Stations maintained by Seller, or as to which the Seller (with respect to such individuals) has any liability or obligation (collectively, "Employee Benefit Plans").

          6.1.16    Labor Seller has not agreed to recognize any union or other
                    -----
collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees. Seller, with respect to the Stations, (i) is and has been in substantial compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours, and plant closing, occupational safety and health and workers' compensation and is not engaged, nor has it engaged, in any unfair labor practices; (ii) has no, and has not had any, unfair labor practice charges or complaints pending or threatened against it before the National Labor Relations Board; (iii) has no, and has not had any, grievances pending or threatened against it; and (iv) has no, and has not had any, charges pending or threatened against it before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices. There is no labor strike, slowdown, work stoppage or lockout actually pending or threatened against or affecting any of the Stations. No union organizational campaign or representation petition is currently pending with respect to any of the employees working for any of the Stations.

          6.1.17    Patents, Trademarks, Etc. Schedule 1.1.4 sets forth all call
                    -------------------------
letters, patents, patent applications, trademarks, trade dress, trade names, Internet domain names, service marks, trade secrets, applied for, issued, owned or used, copyrights and other proprietary Intellectual Property used in the operation of the Stations (whether owned, leased or licensed). Seller has not received any notice of any claimed conflict, notice of cease and desist, suit, complaint, settlement, litigation, judgment, claim, proceeding, action, violation or infringement pertaining to such Intellectual Property rights. None of such material Intellectual Property rights is being infringed by any third party.

          6.1.18    Absence of Certain Changes or Events. Except as contemplated
                    ------------------------------------
or
expressly permitted by this Agreement, since the date of the last relevant audited balance sheet pertaining to each of the Stations there has not been (i) any material damage, destruction or loss of any kind with respect to the Stations not covered by valid and collectible insurance; (ii) with respect to the Stations the execution of any agreement with any Station Management or broadcast personnel (whether an employee or independent contractor) providing for his/her employment, or any increase in compensation or severance or termination of benefits payable or to become payable by Seller, to any officer, Station Management, or broadcast personnel (whether an employee or independent contractor), or any increase in benefits under any collective bargaining agreement, except in any case in the ordinary course of business consistent with prior practice and except as permitted by Section 8.1.1 (x); or (iii) any change by the Seller in its financial or tax accounting principles or methods.

          6.1.19    Broker, Commission or Finder's Fees. Neither Seller nor any
                    -----------------------------------
entity acting on behalf of Seller has agreed to pay a broker, commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

          6.1.20    Full Disclosure. No representation or warranty by the Seller
                    ---------------
contained in this Agreement (including the Schedules hereto) or in any certificate furnished pursuant to this Agreement contains or will contain any knowingly untrue statement of a material fact, or knowingly omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

          6.1.21    Sellers' Financial Condition. No insolvency proceedings of
                    ----------------------------
any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Seller or any of its respective assets or properties are pending, or threatened, and Seller has not made any assignment for the benefit of creditors, fraudulent conveyances, preferences, or transfers, nor has the Seller taken any action with a view to, or which would constitute a basis for, the institution of any such insolvency proceedings. Seller shall use the proceeds received under this agreement to pay, satisfy, or discharge, or to make appropriate provision for the payment of any and all creditors of Seller prior to making any distribution to its partners.

                                   ARTICLE 7

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     7.1  Organization and Standing. Buyer is a limited liability company duly
          -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     7.2  Authorization and Binding Obligation. Buyer has all necessary power
          ------------------------------------
and authority to enter into and perform this Agreement and the transactions contemplated hereby, and to own or lease the Station Assets and to carry on the business of the Stations upon the consummation of the transactions contemplated by this Agreement. Buyer's execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on behalf of Buyer and constitute the valid and binding obligation of Buyer, enforceable in accordance with its terms.

     7.3  Qualification. To Buyer's knowledge, there is no fact, allegation,
          -------------
condition, or circumstance relating to Buyer that could reasonably be expected to prevent the grant of the FCC Consent subject to Buyer's sale or transfer of such stations in the Myrtle Beach, South Carolina market as may be required to comply with the FCC's multiple ownership rules. Buyer knows of no fact other than multiple ownership considerations as set forth in the prior sentence that would, under the Communications Act of 1934, as amended, or the rules, regulations and policies of the FCC, disqualify

Buyer from becoming the licensee of the Stations.

     7.4  Absence of Conflicting Agreements or Required Consents. Except for the
          ------------------------------------------------------
FCC Consent contemplated herein, the execution, delivery and performance of this Agreement by Buyer: (i) does not violate or conflict with any of the terms, conditions or provisions of the Certificate of Formation or Regulations of Buyer; (ii) does not require the consent of any third party not affiliated with Buyer; (iii) will not violate any applicable statute, ordinance law, judgment, settlement, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Buyer is a party; and (iv) will not, either alone or with the giving of notice or the passage of time, violate the terms, conditions or provisions of, or constitute a default or breach under, any agreement, instrument, license or permit to which Buyer is now subject.

     7.5  Litigation: Compliance with Law. There is no litigation,
          -------------------------------
administrative action, suit, claim, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body pending against Buyer that would adversely affect Buyer's ability to perform its obligations pursuant to this Agreement or the agreements to be executed by Buyer in connection herewith. Buyer has committed no violation of any applicable law, statute, regulation or ordinance or any other requirement of any governmental body or court which would have an adverse effect on Buyer or its ability to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith.

     7.6  Broker, Commission or Finder's Fees. Neither Buyer nor any entity
          -----------------------------------
acting on behalf of Buyer has agreed to pay a broker, commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto.

     7.7  Full Disclosure. No representation or warranty by Buyer contained in
          ---------------
this Agreement

(including the Schedules hereto) or in any certificate furnished pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE 8

                              COVENANTS OF SELLER
                              -------------------

     8.1  Conduct of Stations Prior to the Closing Date:
          ---------------------------------------------

          8.1.1 Seller covenants and agrees with Buyer that between the date of this Agreement and (except as otherwise noted below) the Closing Date, the Seller, with respect to each of the Stations shall:

                    (i) use commercially reasonable efforts to maintain its present business organization, keep available the services of its present employees and independent contractors, preserve its relationships with customers and others having business relationships with the Station, and refrain from materially and adversely changing any of its business practices and policies (including but not limited to advertising (including substantially the same amount of cash expenditure), marketing, promotion, pricing, purchasing, personnel, sales, and budget practices and policies).

                    (ii) maintain its books of account and records in the usual and ordinary manner and in accordance with past accounting practices;

                    (iii) notify Buyer if the regular broadcast transmission of any Station from its main transmitting facilities at full authorized effective radiated power is interrupted for a period of more than five consecutive hours or for an aggregate of 10 or more hours in any continuous three-day period;

                    (iv) operate in the usual and ordinary course of business in accordance with past practice and conduct its business in all material respects in compliance with the terms of the Station Licenses and all applicable laws, rules, and regulations, including, without limitation, the applicable rules and regulations of the FCC;

                    (v) use, repair, and, if necessary, replace any of the Station's studio and transmission assets in a reasonable manner consistent with historical practice and maintain the assets in substantially their current condition, ordinary wear and tear excepted;

                    (vi)   maintain  insurance in accordance with Section 6.1.7;

                    (vii) not, without the prior written consent of Buyer, incur any debts, obligations, or liabilities (absolute, accrued, contingent, or otherwise) that include obligations (monetary or otherwise) to be performed by Buyer that exceed Ten Thousand Dollars ($10,000) individually or Twenty-five Thousand Dollars ($25,000) in the aggregate;

                    (viii) not lease, sell, convey, transfer, assign, license, transfer, encumber, mortgage, pledge, or subject to a lien, claim, or encumbrance (other than Permitted Liens ) any of the Station Assets or sell or transfer any of the Station Assets without replacing such Station Assets with an asset of substantially the same value and utility;

                    (ix) not, without the prior written consent of Buyer, (a) modify or extend any Contracts or (b) enter into any new Contracts the payments under which exceed Ten Thousand Dollars ($10,000) individually or Twenty-five Thousand Dollars ($25,000) in the aggregate;

                    (x) not make or grant any general wage or salary increase or generally materially modify the employees' terms and conditions of employment, and with respect to any of the Station Management and on-air personnel, Seller shall not make or grant any wage or salary increase or modify any terms and conditions of employment without the prior written consent of Buyer; provided, however, that Seller shall be permitted to make bonus payments to any employees including Station Management and on-air personnel;

                    (xi) not make any change in the accounting principles, methods, or practices followed by it or depreciation or amortization policies or rates;

                    (xii) not make any loans or make any dividends or distributions other than of Excluded Assets;

                    (xiii) other than in the ordinary course of business, not cancel, discharge, or compromise any debt or claim, or waive or release any right, of material value;

                    (xiv) not disclose, directly or indirectly, to any person or entity (other than Buyer and its representatives) any confidential or proprietary information;

                    (xv) use commercially reasonable efforts to maintain the present format of the Station and with programming consistent with past practices;

                    (xvi) other than in the ordinary course of business, not increase the number of regularly scheduled commercial units run during the day-parts on the Station (other than changes in the number of commercial units run during any day-part as a result of operating difficulties that require commercial units to be broadcast at times other than as scheduled); or

                    (xvii) agree to do any of the foregoing.

     8.2  Buyer Access. Seller shall (i) give or cause the Stations to give
          ------------
Buyer and Buyer's counsel, accountants, engineers and other representatives, including environmental consultants, reasonable access during normal business hours to all of Seller's properties, books, Contracts, Trade Agreements, reports and records including financial information and tax returns relating to each and all of the Stations, and to all real estate, buildings and equipment relating to the Stations, in order that Buyer may have full opportunity to make such investigation, including but not limited to, environmental assessments, as it desires of the affairs of the Stations, and (ii) furnish Buyer with information and copies of all documents and agreements including, but not limited to, financial and operating data and other information concerning the financial condition, results of operations and business of the Stations, that Buyer may reasonably request. The rights of Buyer under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of the Stations.

          8.2.1     Interim Financial Statements. Seller shall promptly deliver
                    ----------------------------
to Buyer copies of any monthly, quarterly or annual financial statements relating to the Station operations that may be prepared or received by Seller during the period from the date hereof through the Closing Date. Such financial statements shall fairly and accurately present the financial position and results of operations of the Stations as of the dates and for the periods indicated, and if prepared by or on behalf of Seller, shall be prepared on a basis consistent and in accordance with the basis upon which the financial statements in Section 6.1.3 were prepared.

     8.3  Other Consents. Seller will use its best efforts to obtain all
          --------------
consents, authorizations, or approvals required for the consummation of the transactions contemplated by this Agreement.

     8.4  No Inconsistent Action. Seller shall not take any action which is
          ----------------------
inconsistent with  its obligations under this Agreement.

     8.5  Notification. Seller shall promptly notify Buyer in writing of (i)
          ------------
the failure of Seller or any employee, servant, or agent of Seller to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with hereunder; (ii) the occurrence of any event that would entitle Buyer to terminate this Agreement pursuant to Section 15.1; or (iii) any overt threat or actual resignation or termination of any Station Management or over-the-air personnel at the Stations.

     8.6  Updating of Schedules. From time to time prior to the Closing, Seller
          ---------------------
will supplement or amend the Schedules delivered in connection herewith with respect to any matter which exists or occurs after the date of this Agreement and which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Schedules is necessary to correct any information therein. The provisions of this Section are informational only and Buyer shall not be bound to the terms of any changed Schedules unless they are incorporated into this Agreement by a written amendment signed by Buyer.

     8.7  Enforcement of Agreements. [Intentionally Omitted]
          --------------------------

     8.8  FCC Filings. Seller shall file or cause to be filed on a current basis
          -----------
until the Closing Date all applications, fees, reports and documents required to be filed with the FCC with respect to the Stations. Copies of each such application, fee filing, report and document filed between the date hereof and the Closing Date shall be furnished to Buyer promptly after its filing.

     8.9  Updating of Information. Between the date of this Agreement and the
          -----------------------
Closing Date, Seller will deliver to Buyer, on a monthly basis within 30 days of the end of each month, information relating to the operation of the Stations, including weekly sales reports and such other financial information that may be reasonably requested.

    8.10  Indemnification.
          ---------------

          (i) From and after the Closing Date, Seller shall defend, indemnify and hold Buyer, its Affiliates, and its assigns forever harmless from and against all costs, suits, actions, claims, settlements, judgments, losses and damages (including reasonable attorney fees at all levels) incurred by Buyer or such Affiliates or assigns as a result of or arising out of (a) the breach by Seller of any of its representations and warranties contained in this Agreement, (b) the failure by Seller to perform its covenants set forth in this Agreement, (c) the conduct of the operations of the Stations or the use or ownership of the Station Assets on or before the Closing Date, including any and all liabilities arising under any of the Station Licenses or Contracts which relate to events occurring prior to the Closing Date, (d) any and all obligations or liabilities of Seller under any contract or agreement not expressly assumed by Buyer pursuant to the terms hereof, and (e) any acts or omissions of negligence, gross negligence, illegal or wrongful conduct, or any claims for personal injury, death, or property damage committed by Seller or its agents, servants, and employees, which accrued prior to the Closing Date. This covenant shall survive the Closing Date, and the expiration or termination of this Agreement.

          (ii) On the Closing Date, Buyer and Seller will enter into the Indemnification Escrow Agreement in the form of Exhibit 8.10 hereto in accordance with which Buyer shall at Closing deposit an amount of the Purchase Price equal to $125,000.00 US (the "Holdback Amount") with the escrow agent identified in the Indemnification Escrow Agreement (the "Indemnification Escrow Agent").

          (iii) Buyer shall be entitled to payment pursuant to the terms of this
Section 8.10 and the Indemnification Escrow Agreement for all amounts due to Buyer with respect to any claim by Buyer against Seller for liabilities of Seller payable under this Section with respect to breaches of representations and warranties of Seller.

          (iv) Seller hereby covenants and agrees that if, during the term of the Indemnification Escrow Agreement, Seller is or becomes obligated to indemnify Buyer under this Section 8.10, Seller will execute and deliver to the Indemnification Escrow Agent written instructions, within ten (10) days of Buyer's request, to release to Buyer such portion of the Holdback Amount as is necessary to indemnify Buyer for amounts due under this Section.

     8.11  Asset Purchase Agreement. Seller shall place a copy of this Agreement
           ------------------------
(without schedules or exhibits) in the local public inspection file of each of the Stations and shall append a copy of this Agreement to each application to the FCC for the FCC Consent.

     8.12  Title Insurance. Within Sixty (60) days of the execution of this
           ---------------
Agreement, Seller shall provide Buyer with a draft ALTA title insurance binder with respect to the Owned Real Estate. If Buyer finds that the preliminary binder reveals title defects which are unacceptable to it, then Seller shall have up to five (5) days prior to the Closing to cure said defects.

                                   ARTICLE 9

                              COVENANTS OF BUYER
                              ------------------

     9.1   Notification. Buyer shall promptly notify Seller in writing of (i)
           ------------
any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Buyer which challenges the transactions contemplated hereby or (ii) the failure of Buyer, or any employee or agent of Buyer to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or be satisfied by it hereunder and (iii) the occurrence of any event that would entitle Seller to terminate this Agreement pursuant to Section 15.1.

     9.2   No Inconsistent Action. Buyer shall not take any action which is
           ----------------------
inconsistent with its obligations under this Agreement.

     9.3   Post-Closing Access. Buyer, for a period of one (1) year following
           -------------------
the Closing Date, Buyer shall make available during normal business hours for audit and inspection by Seller and Seller's representatives, for any reasonable purpose and upon reasonable notice, all records, files, documents and correspondence transferred to it hereunder relating to the pre-closing period. All information, records, files, documents and correspondence made available or disclosed under this Section 9.3 shall be kept confidential.

     9.4   Other Consents. Buyer will use its best efforts to obtain all
           --------------
necessary consents, authorizations, or approvals, in each case, required for Buyer's consummation of the transactions contemplated by this Agreement.

                                  ARTICLE 10

                                JOINT COVENANTS
                                ---------------

     Buyer and Seller covenant and agree that they shall act in accordance with the following:

     10.1  Confidentiality. Buyer and Seller shall not disseminate, disclose,
           ---------------
reveal, divulge, inform, or communicate, directly or indirectly, through any person or entity, including but not limited to its managers, members, officers, directors, employees, representatives, agents, advisors, and attorneys, and shall preserve and keep confidential all information ("Confidential Information") obtained by them with respect to the other party hereto in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to each other party hereto, without retaining a copy thereof, any schedules, contracts, records, properties, extracts, summaries, documents or any other written information obtained from such other party in connection with this Agreement and the transactions contemplated hereby except to the extent required or useful in connection with any claim made with respect to the transactions contemplated by this Agreement or the negotiation thereof. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (i) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, or (ii) is or becomes publicly known through no fault of the receiving party or its agents, or (iii) is required to be disclosed pursuant to an order or request of a judicial or government authority (provided the non-disclosing party is given reasonable prior notice such that it may seek, at its expense, confidential treatment of the information to be disclosed), (iv) is developed by the receiving party independently of the disclosure by the disclosing party or (v) is required to be disclosed under applicable law or rule, as determined by counsel for the receiving party. This covenant shall survive the Closing Date, and the expiration or termination of this Agreement.

     10.2  Cooperation. Buyer and Seller shall cooperate fully with one another
           -----------
in taking any actions, including actions to obtain the required consent of any governmental instrumentality or any third party necessary or helpful to accomplish the transactions contemplated by this Agreement.

     10.3  Control of Stations. Prior to Closing, Buyer shall not, directly or
           -------------------
indirectly, control or direct the operations of the Stations.

     10.4  Bulk Sales Laws. Buyer hereby waives compliance by Seller with the
           ---------------
provisions of the "bulk sales" or similar laws of any state. Seller shall defend and indemnify Buyer and hold it forever harmless from any and all losses, settlements, judgments, actions, suits, claims, costs, damages and expenses (including but not limited to, reasonable attorneys' fees at all levels) sustained by Buyer as a result of any failure of Seller to comply with any "bulk sales" or similar laws. This covenant shall survive the Closing Date and the expiration or termination of this Agreement.

     10.5  Public Announcements. Prior to the Closing, neither Buyer nor Seller
           --------------------
shall issue any press release or make any public disclosure with respect to the transaction contemplated by this Agreement without the prior written approval of the other party, except (i) Buyer and Seller may make any disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; and (ii) Buyer and Seller may each continue such communications with employees, customers, suppliers, franchises, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated herein.

     10.6  HSR Act. [INTENTIONALLY OMITTED]
           --------

     10.7  Employee Matters. (i) Commencing with the execution of this
           ----------------
Agreement, Seller shall make available the Stations' personnel during normal business hours for Buyer to interview prior to the Closing Date. Prior to the Closing Date, Buyer shall notify Seller of the names of the employees to whom Buyer shall offer employment (herein referred to as "Transferred Employees"). Seller hereby consents to Buyer making such offers of employment relating to the Stations subject to Closing. Seller shall be responsible for all obligations or liabilities to those employees not offered employment by Buyer, and Buyer shall have no obligations with respect to those employees (herein referred to as Retained Employees).

     10.8  Condition of Real Estate. Buyer may, at its sole expense, conduct
           ------------------------
environmental studies, title examinations, and land surveys (the "Studies") of the Real Estate. Buyer shall notify Seller if the Studies disclose an environmental liability constituting a breach of the representations in Section 6.1.11, evidence encroachments that materially and adversely affect the use of the Real Estate, or any other matters that materially and adversely affect title to the Real Estate, Seller shall promptly commence remedial action at its expense to cure the condition giving rise to such matter and attempt to cure such condition prior to the Closing. Notwithstanding the foregoing, if the cost of remedial action exceeds $50,000, Seller may elect not to undertake such expenses, provided, however, that in such event Buyer, at its option, may elect to terminate this Agreement or reduce the Purchase Price due at Closing by $50,000, in which case Buyer waives any default or breach by Seller under this Section.

                                  ARTICLE 11

                        CONDITIONS OF CLOSING BY BUYER
                        ------------------------------

     The obligations of Buyer hereunder are, at its option, subject to satisfaction at or prior to the Closing Date of all of the following conditions:

     11.1  Representations and Warranties. All representations and warranties of
           ------------------------------
Seller in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement.

     11.2  Compliance with Agreement. All of the terms, covenants and conditions
           -------------------------
to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed in all material respects to the satisfaction of the Buyer.

     11.3  Third Party Consents and Approvals; Estoppel Certificates. Seller
           ---------------------------------------------------------
shall have obtained all third-party consents and approvals, if any, required for the transfer or continuance, as the case may be, of the Contracts on Schedule
1.1.3 (and contracts that would have been on Schedule 1.1.3 had they been in existence on the date of this Agreement), and such third parties have provided estoppel certificates, affidavits, consents, non-disturbance agreements, and/or written clarifications of the rights of Buyer thereunder, all in form and substance reasonably satisfactory to Buyer.

     11.4  Closing Certificates. Buyer shall have received a certificate, dated
           --------------------
as of the Closing

Date, from the Seller, executed by the General Partner of the Seller to the effect of Sections 11.1 and 11.2.

     11.5  Governmental Consents.
           ---------------------

           11.5.1   FCC. The FCC Consent shall have been issued by the FCC
                    ---
without any conditions that would otherwise permit Buyer to terminate this Agreement pursuant to Section 15.1(v), below, and each such FCC Consent shall have become a Final Order (as defined in Section 4.1).

           11.5.2   HSR Act. [INTENTIONALLY OMITTED]
                    -------

           11.5.3   Other Consents. All other material authorizations, consents,
                    --------------
approvals, and clearances of federal, state, or local Governmental Entities required to permit the consummation of the transactions contemplated by this Agreement shall have been obtained.

     11.6  Adverse Proceedings. No injunction, order, stipulation, settlement,
           -------------------
writ, decree or judgment of any court, agency or other Governmental Entities shall have been rendered against Seller or Buyer which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     11.7  Closing Documents. Seller shall have executed and delivered or caused
           -----------------
to be delivered to Buyer, on the Closing Date (i) all special warranty deeds, bills of sale, endorsements, titles, licenses, assignments and other instruments of conveyance and transfer consistent with the terms hereof and otherwise reasonably satisfactory in form and substance to Buyer, effecting the sale, transfer, assignment and conveyance of the Station Assets to Buyer and (ii) all other documents, instruments, certificates and agreements required of Seller under the terms of this Agreement.

     11.8  Material Adverse Change. No material adverse change in the business,
           -----------------------
assets, operations, prospects or condition of the Stations (financial or otherwise) shall have occurred.

     11.9  Opinion of Counsel. Buyer shall have received a written opinion of
           ------------------
Seller's counsel dated as of the Closing Date as to the matters set forth in
Exhibit 11.9 hereto in form and substance reasonably satisfactory to Buyer.

                                  ARTICLE 12

                        CONDITIONS OF CLOSING BY SELLER
                        -------------------------------

     The obligations of Seller hereunder are, at its option, subject to satisfaction at or prior to the Closing Date of all of the following conditions:

     12.1  Representations, Warranties and Covenants. All representations and
           -----------------------------------------
warranties of Buyer made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement and except those given as of a specified date.

     12.2  Compliance with Agreement. All the terms, covenants, and conditions
           -------------------------
to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

           12.2.1   Certifications, etc. Seller shall have received a
                    -------------------
certificate, dated as of the Closing Date, from the Buyer, executed by the President (or such authorized officer or manager) of Buyer to the effect of Sections 12.1 and 12.2.

    12.3   Governmental Approval.
           ---------------------

           12.3.1   FCC. The FCC Consent shall have been issued by the FCC and
                    ---
each such FCC Consent shall have become a Final Order (as defined in Section
4.1).

           12.3.2   HSR Act. [INTENTIONALLY OMITTED]
                    --------

              12.3.3 Other Consents.  All other material authorizations,
                     --------------
consents, approvals, and clearances of federal, state or local Governmental Entities required to permit the consummation of the transactions contemplated by this Agreement shall have been obtained.

     12.4  Adverse Proceedings.  No injunction, order, stipulation, settlement,
           -------------------
decree or judgment, writ, of any court, agency or other governmental entities shall have been rendered against Buyer or Seller which would render it unlawful, as of the Closing date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     12.5  Closing Documents.   Buyer shall have delivered or caused to be
           -----------------
delivered to Seller, on the Closing Date, an assumption agreement with respect to Assumed Liabilities reasonably satisfactory in form and substance to Seller.

     12.6  Opinion of Buyer's Counsel.  Seller shall have received a written
           --------------------------
opinion of Buyer's counsel dated as of the Closing Date as to the matters set forth in Exhibit 12.6 hereto in form and substance reasonably satisfactory to Sellers.

                                  ARTICLE 13

                       TRANSFER TAXES: FEES AND EXPENSES
                       ---------------------------------

     13.1  Expenses. Except as set forth in Sections 13.2 and, 13.3  below, each
           --------
party hereto shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

     13.2  Transfer Taxes and Similar Charges.  All recordation, transfer
           ----------------------------------
and documentary taxes and fees, stamps, and any excise, sales or use taxes, and all similar costs of transferring the Station Assets in accordance with this Agreement the shall be borne equally by Buyer and Seller. Buyer and Seller shall, in good faith, attempt to calculate all such taxes and fees prior to Closing and to settle their respective obligations therefore on or before the Closing Date.

     13.3  Governmental Filing or Grant Fees.  Any filing or grant fees imposed
           ---------------------------------
by any governmental authority, the consent of which is required for the consummation of the transactions contemplated hereby, including but not limited to the FCC shall be borne equally by Buyer and Seller.

                                   ARTICLE 14

           ESCROW DEPOSIT, LIQUIDATED DAMAGES, SPECIFIC PERFORMANCE
           --------------------------------------------------------

     14.1  Escrow Deposit. Within five (5) business days after execution and
           --------------
delivery of this Agreement by all Parties, Buyer will deposit with Leibowitz & Associates, P.A., ("Earnest Money Escrow Agent"), an irrevocable Letter of Credit in the amount of Six Hundred Thousand Dollars ($600,000.00) US (the "Earnest Money Escrow Deposit"). The Earnest Money Escrow Deposit shall be held and disbursed by Earnest Money Escrow Agent pursuant to the terms of the Earnest Money Escrow Agreement, appended hereto as Exhibit 14.1 (the "Earnest Money Escrow Agreement"), which Earnest Money Escrow Agreement has been entered into by the Seller, Buyer and Earnest Money Escrow Agent. At closing, the Earnest Money Escrow Deposit shall be returned to Buyer. If the Closing does not occur because Buyer materially breached this Agreement or defaulted in the performance of any of its material obligations hereunder and Seller has not breached this Agreement or defaulted in the performance of any of its material obligations hereunder, Buyer and Seller shall execute written instructions to the Earnest Money Escrow Agent directing it to deliver the Earnest Money Escrow Deposit to Seller as liquidated damages, as provided in Section 14.2. If the Closing does not occur because Seller materially breached this Agreement or defaulted in the performance of any of its material obligations hereunder and Buyer has not breached this Agreement or defaulted in the performance of any of its material obligations hereunder, Buyer and Seller shall execute written instructions to the Earnest Money Escrow Agent directing it to deliver the Earnest Money Escrow Deposit to Buyer and Buyer may seek specific performance of this Agreement, as provided in Section 14.3

      14.2    Liquidated Damages.  If this Agreement is terminated by Seller
              ------------------
pursuant to Section 15.1 (ii)(b), the Parties agree and acknowledge that Seller will suffer damages that are not practicable to ascertain. Accordingly, in such event, Seller shall be entitled to the sum of $600,000.00, as liquidated damages, payable solely and exclusively through the Earnest Money Escrow Agreement. The Parties agree that the foregoing liquidated damages are reasonable considering all the circumstances existing as of the date hereof and constitute the Parties' good faith estimate of the actual damages reasonably expected to result from the termination of this Agreement pursuant to Section
15.1 (ii)(b). Seller agrees that, to the fullest extent permitted by law, the right to receive the Earnest Money Escrow Deposit shall be its sole and exclusive remedy if the Closing does not occur with respect to any damages whatsoever that Seller may suffer or allege to suffer as a result of any claim, suit, proceeding, litigation, or cause of action asserted by Seller relating to or arising from breaches of the representations, warranties or covenants of Buyer contained in this Agreement and to be made or performed at or prior to the Closing. Except for a termination pursuant to Section 15.1 (ii)(b) (for which the sole recourse of Seller shall be as provided in this Section 14.2) or pursuant to Section 15.1(i) (for which no party shall have any liability to the other), the termination of this Agreement shall not relieve the Parties for any liability or obligation relating to their breaches of this Agreement occurring prior to such termination, or for any liability or obligation which survives the expiration or termination of this Agreement.

      14.3    Specific Performance.  In addition to any other remedies which
              --------------------
Buyer may have at law or in equity, Seller hereby acknowledge that the Station Assets are unique, and that the harm to Buyer resulting from a breach by the Seller of its obligations to sell the Station Assets to Buyer cannot be adequately compensated by damages. Accordingly, Seller agrees that Buyer shall have the right to have this Agreement specifically performed by Seller and hereby agrees not to assert any objections to the imposition of the remedy of specific performances by any court of competent jurisdiction.

                                  ARTICLE 15

                              TERMINATION RIGHTS
                              ------------------

      15.1  Termination.   This Agreement may be terminated at any time prior
            -----------
to Closing as follows:

            (i)   by the mutual consent of Buyer and Seller;

            (ii) by written notice of (a) Buyer to Seller if Seller breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Buyer, or (b) Seller to the Buyer if Buyer breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the notice of breach or default served by Seller; but such notice and cure period shall not apply in the case of Buyer's or Seller's failure to consummate the transactions in accordance with the terms and times specified in Section 4.1 of this Agreement.

            (iii) by Buyer or Seller by written notice to the other, if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift, dismiss, vacate, or set aside), in each case permanently restraining, permanently enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (iv) by the party whose qualifications are not at issue, if, for any reason, the FCC denies or dismisses any of the FCC Applications and the time for reconsideration or court review under the Communications Act with respect to such denial or dismissal has expired and there is not pending with respect thereto a timely filed petition for reconsideration or request for review;

          (v) by written notice of Buyer to Seller if the FCC Consents contain a condition that reduces the value of this transaction to Buyer and the time for reconsideration or court review under the Communications Act with respect to such condition(s) has expired without the filing with respect thereto of a timely petition for reconsideration or request for review;

          (vi) by written notice of Buyer to Seller, or by Seller to the Buyer, if the Closing shall not have been consummated within nine months after acceptance for filing of the FCC Applications.

          (vii) Notwithstanding the foregoing, no party hereto may effect a termination hereof if such party is in material default or breach of this Agreement.

                                  ARTICLE 16

                                 RISK OF LOSS
                                 ------------

     16.1 Risk of Loss.  The risk of loss or damage to the Station Assets shall
          ------------
be upon the Seller at all times prior to the Closing Date. In the event of loss or damage, Seller shall promptly notify Buyer thereof, and if the lost or damaged Station Assets are capable of being replaced or repaired for an aggregate amount less than One Hundred Fifty Thousand Dollars ($150,000.00), then Seller shall, at its sole cost and expense, replace or repair such Station Assets prior to the Closing Date or deliver to

Buyer at the Closing an amount in cash equal to the 'cost of replacement or repair of such Station Assets, as mutually agreed in good faith by Buyer and Seller. Notwithstanding the foregoing, if the amount required to replace or repair such Station Assets exceeds One Hundred Fifty Thousand Dollars ($150,000.00), Seller may elect not to replace or repair such Station Assets, provided, however, that in such event Buyer, at its option, may elect to terminate this Agreement or agree to accept from Seller, at the Closing, an amount in cash equal to the cost to replace or repair such Station Assets, as mutually agreed in good faith by Buyer and Seller, and waive any default or breach with respect to the loss or damage. Buyer may terminate this Agreement, without any additional obligation to Buyer or Seller, if any of the Stations is off the air or operating at less than 90 percent (90%) of its licensed power for seven (7) or more consecutive days or ten (10) or more days in any thirty (30) day period. Either party may extend the Closing Date by up to 30 days in order to allow Seller to complete any repair or replacement, required or authorized by this Section.

                                  ARTICLE 17

                           MISCELLANEOUS PROVISIONS
                           ------------------------

      17.1     Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties contained in this Agreement and in any Exhibit, Schedule, instrument or certificate delivered pursuant hereto, shall survive the Closing until one (1) year after the Closing Date. The Indemnification Escrow Agreement shall be in substantially the form of Exhibit 8.10 hereto and shall be entered into among Buyer, Seller and an indemnification escrow agent reasonably satisfactory to Buyer and Seller. Buyer's rights to reimbursement or indemnification for damages resulting from any untrue or incorrect representation or warranty of the Seller shall not be affected or waived by any investigation made by Buyer (or anyone on Buyer's behalf) or whether or not Buyer relied upon such untrue or incorrect representation or warranty.

      17.2   Certain Interpretive Matters and Definitions.
             --------------------------------------------

             17.2.1  In General.  Unless the context otherwise requires, (i) all
                     ----------
references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof, (iv) "or" is disinjunctive but not necessarily exclusive, and (v) words in the singular include the plural and vice versa.

             17.2.2  Affiliate.  Unless otherwise stated, the term "Affiliate"
                     ---------
has the meaning given it in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended.

             17.2.3  Money.  All references to "$" or dollar amounts will be to
                     -----
lawful currency of the United States of America.

             17.2.4  Knowledge.  Representations made "to the best of
                     ---------
[a party's] knowledge" mean to the actual knowledge of that party after (i) due inquiry of all managers, department heads or other similar employees or agents or counsel of that party who are responsible for or who reasonably could be expected to have substantial knowledge about the subject matters of the representation being made and (ii) due examination of any documents, correspondence or other items in the records of the party pertaining to the subject matter of the representation being made.

      17.3   Further Assurances.  At and after the Closing, Seller shall from
             ------------------
time to time, at the request of and without further cost or expense to Buyer, execute and deliver such other instruments of assignment, conveyance and transfer and take such other actions as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby, and Buyer shall from time to time, at the request of and without further cost or expense to Seller, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively assume the Assumed Liabilities. This section shall survive the expiration or termination of this Agreement.

      17.4   Audited Financial Statements.  At all times after the date hereof,
             ----------------------------
Seller shall, and shall cause its representatives (including its independent public accountants) to, cooperate in all reasonable respects with the efforts of Buyer and its independent auditors to prepare such audited and interim unaudited financial statements of the Stations as Buyer may require. Seller shall execute and deliver to Buyer's independent accountants such customary management representation letters as they may require as a condition to their ability to sign an unqualified report upon the audited financial statements of the Stations for the periods for which such financial statements may be required. Seller shall cause its independent public accountants to make available to Buyer and its representatives all of their work papers related to the financial statements or Tax Returns of Seller (to the extent they relate to the Stations), and to provide Buyer's independent public accountants with full access to those personnel who previously have been involved in the audit or review of Seller's financial statements or Tax Returns.

      17.5   Assignment.  Neither this Agreement nor any of the rights,
             -----------
interests or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise, provided, however, that without releasing Buyer from any of its obligations or liabilities hereunder (i) nothing in this Agreement shall limit Buyer's ability to sell or transfer this Agreement, or any or all of its assets (whether by sale of equity or assets, or by merger, consolidation or otherwise) without the consent of Seller (ii) nothing in this Agreement shall limit Buyer's ability to assign the Station Licenses

(including the right to acquire the Station Licenses at the Closing) to any subsidiary of Buyer without the consent of Seller and (iii) nothing in this Agreement shall limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer without the consent of Seller. Seller shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as Buyer or its institutional lenders may from time to time reasonably request; provided, however, that unless written notice is given to Seller that any such assignment has been consummated or any such collateral assignment has been foreclosed upon, Seller shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Buyer's successors and assigns.

      17.6   Amendments.    No amendment, waiver of compliance with any
             ----------
provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought. No waiver by a party of any condition, term, or covenant shall constitute that party's waiver to enforce any other condition, covenant, term (or any default or breach thereof by the other party) at any time.

      17.7   Headings. The headings set forth in this Agreement are for
             --------
convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

      17.8   Governing Law. The construction and performance of this Agreement
             -------------
shall be governed by the laws of the State of Delaware without giving effect to the choice of law provisions thereof. Any proceedings to enforce or interpret this Agreement shall be commenced in a court of competent jurisdiction in the City of Myrtle Beach, South Carolina. The parties agree not to assert nor interpose any defenses, and do hereby waive the same, to the conferral of personal and subject matter jurisdiction, and venue by such court in any suit, action, or proceeding. The prevailing party in any such action or proceeding shall be entitled to recover reasonable attorneys' fees (at all levels) and costs.

      17.9   Notices. Any notice, demand or request required or permitted to
             -------
be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery; on the third day after deposit in the U.S. Mail if mailed by registered or certified mail, postage prepaid and return receipt requested; on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery and shall be addressed to the following addresses:

             (i)  In the case of Seller, to:

                    Mr. William A. Hirsh
                    Hirsh Broadcasting Group, L.P.
                    11 East 86/th/ Street
                    New York, NY 10028

                  With a copy to:

                    Richard A. Helmick, Esq.
                    Cohn and Marks
                    1920 N Street, N.W.
                    Suite 300
                    Washington, D.C.  20036

             (ii) In the case of Buyer:

                    Mr. Samuel Weller
                    NextMedia Group, LLC
                    6312 South Fiddler's Green Circle
                    Suite 360-E
                    Englewood, CO 80111

               With a copy to:

                    Matthew L. Leibowitz, Esq.
                    Leibowitz & Associates, P.A.
                    1 S.E. Third Avenue, Suite 1450
                    Miami, Florida 33131

      17.10  Barter and Trade.  Buyer shall not assume any Trade Agreements
             ----------------
hereunder unless (i) Buyer obtains the value of the goods and services provided in exchange for the advertising to be broadcast and (ii) those goods and services are useful to the business of the Stations. If the value of trade, barter, and similar arrangements for the sale of advertising time for other than cash that are assumed by Buyer under this Agreement for non-operational related goods or services is $25,000.00 or more with respect to the Stations, then Seller shall pay Buyer the excess above the first $25,000.00 at Closing.

      17.11  Schedules.  The Schedules and Exhibits attached to this Agreement
             ---------
and the other documents delivered pursuant hereto are hereby made a part of this Agreement as if set forth in full herein.

      17.12  Entire Agreement  This Agreement contains the entire agreement
             ----------------
among the parties hereto with respect to its subject matter and supersedes all negotiations, prior discussions, agreements, letters of intent, and understandings, written or oral, relating to the subject matter of this Agreement, and all conditions, terms, and covenants are hereby fully merged and integrated herein. This Agreement shall not be amended nor modified, unless by a written instrument, duly executed by both of the parties duly authorized representatives.

      17.13  Severability.  If any provision of this Agreement is held to be
             ------------
unenforceable, invalid, or void to any extent for any reason, that provision shall remain in force and effect to the maximum extent allowable, and the enforceability and validity of the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

      17.14   Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which will be deemed an original, but all of which together shall constitute but one and the same instrument.

      17.15   Authority.  Buyer and Seller expressly acknowledge that the agents
              ---------
executing this Agreement on their behalf, possess the full agency and authority, both actual and apparent, to fully bind their respective principals to this Agreement. Neither party shall assert or interpose any defense in any proceeding, which defenses are hereby waived, that said agents did not possess the legal authority and agency to bind their respective principals to this Agreement.



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                                      53

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the date first above written.

                              HIRSH BROADCASTING CORP, LP


                              By:   ______________________________
                                    William A. Hirsh
                                    President of Hirsh Broadcasting, Inc.,
                                    General Partner


                              NEXTMEDIA GROUP, LLC


                              By:_____________________________
                                    Matthew Leibowitz
                                    Secretary

                                      54